EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-129542, 333-124785, 333-106007, 333-104828, 333-96541, 333-87736, 333-67370, 333-59380, 333-39238, 333-94367, 333-86611, 333-40681, 333-38055, 333-26979, 333-00391, 33-59009, 33-57583, 33-52252, 33-40295, 33-40294, 33-32875) and Form S-3 (No. 333-138649, 333-111082, 333-104821, 333-67020, 333-91349, 33-55977, 33-47424) of Johnson & Johnson of our report dated February 20, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 20, 2007 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, New York

February 21, 2007